Exhibit 99.1

TRANSGENOMIC ANNOUNCES CONVERSION OF SERIES A AND B PREFERRED SECURITIES AND EXTENSION OF LOAN MATURITY DATE

Simplified Capital Structure Provides Financial Flexibility for Broad Commercialization

of ICE-COLD PCR™ in 2016

OMAHA, Neb. (January 11, 2016) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing precision medicine through advanced diagnostic tests and clinical and research services, today announced that it has moved to simplify and strengthen its capital structure by entering into a conversion agreement with the holders of its outstanding Series A and Series B convertible preferred stock and by finalizing an amendment to its Loan and Security Agreement with affiliates of Third Security, LLC that extends the maturity date until November 2017.

Transgenomic’s President and Chief Executive Officer Paul Kinnon commented, “We believe that Third Security’s support evidenced by the conversion of the outstanding shares of Series A and Series B preferred stock will help simplify our equity structure and thereby position us for the growth we anticipate in the new year. The conversion of the preferred stock eliminates certain preferences. In 2015, we focused on building a strong foundation to support the commercialization of our broadly-enabling ICE COLD-PCR™ technology, which should serve us well in our drive to accelerate its adoption and increase its use. We believe this revised equity structure is better aligned with our growth plans going forward.”

Conversion Agreement

Under the terms of the conversion agreement, the holders of Transgenomic’s Series A and Series B convertible preferred stock elected to convert all of the outstanding preferred shares, and all accrued and unpaid dividends on the preferred shares, into shares of Transgenomic’s common stock. In connection with the conversion, Transgenomic issued an aggregate of 6,780,179 shares of common stock to the preferred stockholders. Following this conversion, no shares of Series A or Series B convertible preferred stock remain outstanding. Further details regarding the conversion agreement are outlined in Transgenomic’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Amendment to Loan Agreement

Additionally, Transgenomic entered into an amendment to its loan and security agreement with affiliates of Third Security, LLC, which, among other things, provides that the lenders will waive specified events of default, modifies certain covenants and extends the repayment and maturity dates to November 2017.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ and its unique genetic tests provided through its Patient Testing business. Transgenomic also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those relating to Transgenomic’s expectations with respect to the effect of the conversion of the preferred stock. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission, including in Transgenomic’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2015. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media Contact

BLL Partners LLC

blindheim@bllbiopartners.com

Investor Contact

Transgenomic Investor Relations

investor.relations@transgenomic.com